Exhibit 1.01

Allient Inc.

Conflict Minerals Report

for the Year Ended December 31, 2023

This Conflict Minerals Report (“CMR”) for the year ended December 31, 2023 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Securities and Exchange Commission (“SEC”) adopted the Rule to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. “Conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not the conflict minerals fund armed conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (together with the DRC, the “Covered Countries”).

1.Introduction

1.1Company and Product Overview

This report has been prepared by management of Allient Inc. (herein referred to as “Allient”, the “Company,” “we,” “us,” or “our”). The information in this report covers the activities of Allient and all of its consolidated subsidiaries.

Allient is a global company that is engaged in the business of designing, manufacturing, and selling precision motion, control, power and structural composites to provide integrated system solutions as well as individual products, to a broad spectrum of customers throughout the world primarily for the industrial, vehicle, medical, and aerospace and defense markets. We are headquartered in Amherst, NY, and have operations in the United States, Canada, Mexico, Europe, and Asia-Pacific.

The Company sells its products into a subset of the following broad markets:

Industrial: products and solutions are used in factory automation, specialty equipment, material handling equipment, commercial grade floor polishers and cleaners, commercial building equipment such as welders, cable pullers and assembly tools, the handling, inspection, and testing of components and final products such as PCs, high definition printers, tunable lasers and spectrum analyzers for the fiber optic industry, test and processing equipment for the semiconductor manufacturing industry, power quality products to filter distortion caused by variable frequency drives and other power electronic equipment, nano technology motion systems in silicon photonics, micro assembly, digital pathology, genome sequencing, laser processing and microelectronics, PLC manufacturers and distributors.

Vehicle: electronic power steering and drive-by-wire applications to electrically replace, or provide power-assist to, a variety of mechanical linkages, traction / drive systems and pumps, automated and remotely guided power steering systems, various high performance vehicle applications, actuation systems (e.g., lifts, slide-outs, covers, etc.), HVAC systems, solutions to improve energy efficiency of vehicles while idling and alternative fuel systems such as liquified petroleum gas (“LPG”), fuel cell and hybrid vehicles. Vehicle types include off- and on-road construction and agricultural equipment; trucks, buses, boats, utility, recreational (e.g., RVs, ATVs (all-terrain vehicles), specialty automotive, automated and remotely guided vehicles).

Medical: surgical robots, prosthetics, electric powered surgical hand pieces, programmable pumps to meter and administer infusions associated with chemotherapy, pain control and antibiotics, nuclear imaging systems, radiology equipment, automated pharmacy dispensing equipment, kidney dialysis equipment, respiratory ventilators, heart pumps, and patient handling equipment (e.g., wheelchairs, scooters, stair lifts, patient lifts, transport tables and hospital beds).

Aerospace & Defense: inertial guided missiles, mid-range smart munitions systems, weapons systems on armed personnel carriers, unmanned vehicles, security and access control, camera systems, door access control, airport screening scanning devices, and light-weighting vehicle technologies.

1.2Covered Products

We conducted an analysis of the products that we manufacture, or contract to be manufactured, and found that 3TG are in a large majority of our products (and generally are required for their functionality or production as specified under the Rule) included in the Company and Product Overview. These products are collectively referred to in this Report as the “Covered Products.”

1.3Supply Chain

Our supply chain includes over 3,000 different suppliers. Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. There are many tiers of suppliers and sub-suppliers between the Company and a smelter that processes 3TG that is contained in a particular product. Therefore, it is inherently difficult to ascertain the ultimate source of 3TG in the products we manufacture.

As a result, we are relying on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us — including sources of 3TG that are supplied to them from lower tier suppliers.  Our primary means of determining country of origin of necessary 3TG was by conducting a supply chain survey with direct suppliers using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”), version 6.1 or higher. All of our direct suppliers were surveyed as we could not definitively determine which supplier sourced material contained 3TG that were necessary to the functionality or production of our products.

1.4Conflict Minerals Policy

Allient has adopted a policy statement supporting the aims and objectives of the U.S. legislation on the supply of conflict minerals and committing to not knowingly procure conflict minerals that originate from facilities in the “Conflict Region” that are not certified as “conflict free.” Allient’s suppliers are asked to undertake reasonable due diligence with their supply chains to assure that specified metals are being sourced only from:

●	Mines and smelters outside the “Conflict Region,” or
●	Mines and smelters that have been certified by an independent third party as “conflict free” if sourced from within the “Conflict Region.” with respect to conflict minerals.

Our policy is publicly available on our website at https://www.allient.com/conflict-minerals/.

2.Conflict of Minerals Compliance Process

2.1Reasonable Country of Origin Inquiry (“RCOI”)

Our RCOI was designed to provide a reasonable basis for us to determine whether we source 3TG from the Covered Countries.

Our primary means of determining country of origin of necessary 3TG was by conducting a supply chain survey with direct suppliers using the CMRT. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a direct supplier’s conflict minerals policy, engagement with its direct suppliers, and a listing of the smelters the direct supplier and its suppliers use. In addition, the CMRT contains questions about the origin of conflict minerals included in the direct supplier’s products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool are available on the RMI website of the Responsible Business Alliance. Many companies are using the CMRT in their compliance processes related to conflict minerals. All of our direct suppliers were surveyed as we could not definitively determine which products contained 3TG that were necessary to the functionality or production of our products.

We began our supplier scoping process by filtering our vendor list to remove:

●	Service providers/suppliers
●	Indirect materials suppliers
●	Inactive suppliers (minimum 5 years since last purchase)

This was done to ensure that all suppliers surveyed provided items to Allient that were used in final products in the year 2023. Once the filtering was completed, we populated the list, composed of 518 suppliers, with contact information and then conducted the supplier survey portion of the RCOI.

During the supplier survey, suppliers were contacted directly by our internal Purchasing Analyst.  Non-responsive suppliers were contacted a minimum of three times by the Purchasing Analyst. For the 2023 reporting period, Allient received responses from 293, or 57% of its suppliers, which represented 93% of the annual spend with all contacted suppliers.

This year’s program includes automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT.  All submitted forms are accepted and classified as valid or invalid so that data is still retained.  Suppliers were contacted in regard to invalid forms and were encouraged to resubmit a valid form. As of May 30, 2024, we still had 225 invalid supplier submissions, representing 7% of the annual spend with all contacted suppliers, that were not yet corrected.

On the basis of the responses to our RCOI, Allient is unable to determine that 3TGs necessary to the functionality or production of our products did not originate in any of the Covered Countries. Therefore, in accordance with Rule 13p-1, Allient engaged in the due diligence measures on the source and chain of custody of those 3TGs, as described in the next section of this Conflict Minerals Report.

2.2Management Systems

2.2.1Conflict Minerals Policy

As described above, we have adopted a conflict minerals policy, which is posted on our website at https://www.allient.com/conflict-minerals/.

2.2.2Internal Team and Training

The Company has established a management team relating to conflict minerals. Our management team is overseen by the Chief Financial Officer and a team of subject matter experts from relevant functions such as quality, supply chain, operations, finance and legal. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and is led by the Corporate Quality Director, who acts as the conflict minerals program manager. Senior management is briefed about the results of our due diligence efforts on a regular basis.

We have developed internal training programs to educate those employees within the Company who are a potential contact point for suppliers or other external parties regarding the Company’s conflict minerals compliance efforts. We intend to review our training programs at least annually to make sure they are continuously aligned with current regulations, our initiatives, and the tools we use.

2.2.3Control Systems

As we do not typically have a direct relationship with 3TG smelters and refiners, we are engaged and actively cooperate with other manufacturers in our industry and other sectors.

Our controls include our Code of Business Conduct and Ethics, which outlines expected behaviors for all our employees.

2.2.4Supplier Engagement

We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us — including sources of 3TG that are supplied to them from lower tier suppliers.

In accordance with the Organization for Economic Co-operation and Development (“OECD”) requirement to strengthen engagement with suppliers, we have provided education to suppliers on the Conflict Minerals regulations as well as the expectations of the law (see Section 2.4, below). In addition, we have leveraged the existing communications within the Company, specifically through our procurement personnel, to encourage suppliers to understand the need for completion of the surveys. Feedback from this process has allowed us to enhance the training, focus it and adapt it to each user’s needs. It has also allowed for our supplier communications to be more focused and ensure expectations are clear.

This year we placed strong emphasis on supplier education, training, and outreach, ensuring that our suppliers were able to timely deliver responses.

2.2.5Grievance Mechanism

We have longstanding grievance mechanisms whereby employees can report violations of the Company’s policies, including our conflict minerals policy.

2.2.6Records Maintenance

We have retained all relevant documentation from our RCOI and due diligence. Our existing policy related to relevant documentation of our conflict mineral compliance process requires that documentation will be retained for a period of at least five years.

2.3Identify and Assess Risk in Our Supply Chain

Due to our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. Risks are identified by members of our Conflict Minerals team internally who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

One risk we identified with respect to the reporting period ended December 31, 2023, related to the nature of the responses received. A large number of the responses received provided data at a company or divisional level or were unable to specify the smelters or refiners used for 3TGs in the components supplied to the Company. Additionally, some suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.

In accordance with OECD Guidelines, it is important to identify and assess risks associated with conflict minerals in the supply chain. Risks were identified by assessing the due diligence practices of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. We compared these facilities listed in the responses to the list of smelters and refiners maintained by the RMI to ensure that the facilities met the RMI definition of a 3TGs processing facility that was operational during the 2023 calendar year.

In order to assess the risk that any of these smelters posed to our supply chain, we determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the RMAP. We do not typically have a direct relationship with 3TGs smelters and refiners and do not perform or direct audits of these entities within our supply chain. Smelters that have completed an RMAP audit are considered to be DRC-Conflict Free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard, a potential supply chain risk exists.

As of May 30, 2024, we have validated 631 smelters or refiners and are working to validate the additional smelter/refiner entries from the submitted CMRTs. Due to the provision of primarily supplier-level CMRTs, we cannot definitely determine their connection to the Covered Products

Each facility that meets the RMI definition of a smelter or refiner of a 3TGs mineral is assessed according to red flag indicators defined in the OECD Guidance. We use numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

●	Geographic proximity to the DRC and covered countries;
●	Known mineral source country of origin;
●	Responsible Minerals Assurance Process (RMAP) audit status;
●	Credible evidence of unethical or conflict sourcing;
●	Peer Assessments conducted by credible third-party sources.

As part of our risk management plan under the OECD Guidance, when facilities with red flags were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Submissions that include any red flag facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to the Company, and escalating up to removal of these red flag smelters from their supply chain.

As per the OECD Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these red flags from the supply chain.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain).

Evaluating and tracking the strength of the program meets the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are based on these four questions in the CMRT:

A. Have you established a conflict minerals sourcing policy?

E. Have you implemented due diligence measures for conflict-free sourcing?

G. Do you review due diligence information received from your suppliers against your company’s expectations?

H. Does your review process include corrective action management?

When suppliers meet or exceed those criteria (Yes to at least A, E, G, H), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program. At this time, 68 of our responsive suppliers have been identified as having a weak program.

2.4Design and Implement a Strategy to Respond to Risks

In response to this risk assessment, the Company has an approved risk management plan through which the conflict minerals program is implemented, managed and monitored. Updates to this risk assessment are provided regularly to senior management.

We provided each supplier a copy of the CMRT to complete for purposes of conflict minerals tracking. Furthermore, we reviewed responses to the reporting CMRT with specific suppliers where we needed clarification. As described in our conflict minerals policy, we intend to engage any of our suppliers whom we have reason to believe are supplying us with 3TG from sources that may support conflict in a Covered Country to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance.

2.5Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Allient does not have a direct relationship with conflict minerals smelters or refiners and as a result, Allient does not perform direct audits of these entities in its supply chain. Allient relies on the efforts of the industry associations that administer independent third-party smelter and refinery audit programs and encourages suppliers with more direct relationships with smelters to participate in comparable due diligence validation activities.

2.6Report on Supply Chain Due Diligence

This conflict minerals report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at www.allient.com under “Investor Relations” after such filing is made.

3.Due Diligence

3.1Design of Due Diligence

Allient designed its due diligence process to be in conformity, in all material respects, with the due diligence framework in the Organization of Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively the “OECD Guidance”). Allient’s due diligence process is based on multi-industry initiatives with the smelters and refiners who provide conflict minerals within global supply chains.

3.2Due Diligence Results

During our due diligence efforts, members of the Allient supply chain team made at least three follow-up inquiries, via email or phone, to each supplier who did not respond to our initial survey. We reviewed the responses against criteria developed to determine which required further engagement with our suppliers. These criteria included incomplete responses as well as inconsistencies within the data reported in the CMRT. We worked directly with those suppliers to provide more detailed and/or corrected responses.

The information that we received from a majority of our suppliers was at their company-wide level. Thus, the smelters or refiners identified by our suppliers contained in the tables below may contain smelters or refiners that processed conflict minerals that our suppliers supplied to their other customers, but not to us. As a result, we are unable to conclusively determine whether the smelters or refiners included in Appendix A were used to process the conflict minerals necessary to the functionality or production of our products during 2023. Because of this uncertainty, we are also unable to conclusively determine whether each of the countries of origin listed were the country of origin of conflict minerals in our products during 2023, and therefore also unable to conclusively determine the source and chain of custody of those conflict minerals. In addition, the third-party audits conducted by the RMI and information that we receive from our suppliers may yield inaccurate or incomplete information. For example, the information received from our suppliers may be incomplete because they may not have received accurate and complete conflict minerals information from all of the suppliers in their own supply chain. We also do not have access to audit reports or detailed findings of the third-party audits conducted as part of the RMI Responsible Minerals Assurance Process and, as a result, are not responsible for the quality of these audits or the audit findings.

Appendix A includes, as of May 30, 2024, the smelters or refiners identified by our suppliers that may have been used to process conflict minerals necessary to the functionality or production of our products during 2023. For all responses that indicated a smelter, our third party consultant compared the facilities listed to the list of smelters maintained by the Conflict-Free Sourcing Initiative (“RMI”). If a supplier indicated that the facility was identified as “Conflict-Free”, we confirmed that the name was listed by RMI as a Conflict-Free smelter. No violations were identified. As of May 30, 2024, we have validated 631 legitimate smelters or refiners and we are working to validate the additional smelter/refiner entries from the submitted CMRTs. We have not listed in Appendix A any smelters or refiners that we have not been able to validate. Appendix A also includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and the RMI.

Based on the smelter lists provided by suppliers via the CMRTs and publicly available information, we have identified 604 Conflict-Free smelters.

3.3Efforts to Determine Mine or Location of Origin

By requesting our suppliers to complete the CMRT, and, as the program progresses, requiring full completion of all necessary smelter identification information which will enable the validation and disclosure of the smelters as well as the tracing of the 3TGs to their location of origin. we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

4.Planned Process Improvements

We have taken or intend to take the following steps to improve our conflict minerals program:

a.	Track and add new suppliers to the Company’s Conflict Minerals program as they enter Allient’s supply chain.
b.	Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.
c.	Work with those of our suppliers, if any, who are found to be supplying the Company with 3TG from sources in a Covered Country where the supplier is unable to demonstrate are “DRC conflict free” to establish an alternative source of 3TG that will enable them to demonstrate are “DRC conflict free”.

Appendix A

Metal	Smelter Name	Smelter Country	Comments
Gold	8853 S.p.A.	Italy	Conformant Smelter
Gold	ABC Refinery Pty Ltd.	Australia	Conformant Smelter
Gold	Abington Reldan Metals, LLC	United States of America	Conformant Smelter
Gold	Advanced Chemical Company	United States of America	Conformant Smelter
Gold	African Gold Refinery	Uganda	Non Conformant
Gold	Agosi AG	Germany	Conformant Smelter
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant Smelter
Gold	Aktyubinsk Copper Company TOO	Kazakhstan	Conformant Smelter
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Non Conformant
Gold	Al Ghaith Gold	United Arab Emirates	Conformant Smelter
Gold	Albino Mountinho Lda.	PORTUGAL	Conformant Smelter
Gold	Alexy Metals	United States Of America	Conformant Smelter
Gold	Alldyne Powder Technologies	Germany	Conformant Smelter
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant Smelter
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant Smelter
Gold	Argor-Heraeus SA	Switzerland	Conformant Smelter
Gold	ARY Aurum Plus	United Arab Emirates	Conformant Smelter
Gold	Asahi Pretec Corp.	Japan	Conformant Smelter
Gold	Asahi Refining Canada Ltd.	Canada	Conformant Smelter
Gold	Asahi Refining USA Inc.	United States Of America	Conformant Smelter
Gold	Asaka Riken Co., Ltd.	Japan	Conformant Smelter
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Conformant Smelter
Gold	AU Traders and Refiners	South Africa	Non Conformant
Gold	Augmont Enterprises Private Limited	India	Conformant Smelter
Gold	Aurubis AG	Germany	Conformant Smelter
Gold	Bangalore Refinery Pvt Ltd	India	Conformant Smelter
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant Smelter
Gold	Bauer Walser AG	Germany	Conformant Smelter
Gold	Boliden AB	Sweden	Conformant Smelter
Gold	C. Hafner GmbH + Co. KG	Germany	Conformant Smelter
Gold	C.I Metales Procesados Industriales SAS	Colombia	Conformant Smelter
Gold	Caridad	Mexico	Conformant Smelter
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant Smelter
Gold	Cendres + Metaux S.A.	Switzerland	Conformant Smelter
Gold	CGR Metalloys Pvt Ltd.	India	Conformant Smelter

Gold	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant Smelter
Gold	Chimet S.p.A.	Italy	Conformant Smelter
Gold	China Gold Deal Investment Co., Ltd.	China	Conformant Smelter
Gold	China National Gold Group Corporation	China	Conformant Smelter
Gold	Chugai Mining	Japan	Conformant Smelter
Gold	Coimpa Industrial LTDA	BRAZIL	Conformant Smelter
Gold	Cooperativa Metalurgica de Rondonia Ltda.	Brazil	Conformant Smelter
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conformant Smelter
Gold	Dai-ichi Seiko	Japan	Conformant Smelter
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Conformant Smelter
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	Conformant Smelter
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	Conformant Smelter
Gold	DODUCO GmbH	Germany	Conformant Smelter
Gold	Dongwu Gold Group	China	Conformant Smelter
Gold	Dowa	Japan	Conformant Smelter
Gold	DS PRETECH Co., Ltd.	Korea, Republic Of	Conformant Smelter
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	Conformant Smelter
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant Smelter
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Conformant Smelter
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Conformant Smelter
Gold	Elemetal Refining, LLC	United States of America	Conformant Smelter
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	Conformant Smelter
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	Conformant Smelter
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	Conformant Smelter
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	Conformant Smelter
Gold	Emirates Gold DMCC	United Arab Emirates	Non Conformant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	Non Conformant
Gold	Fujairah Gold FZC	United Arab Emirates	Conformant Smelter
Gold	Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)/Baiyin Nonferrous Metals Corporation	China	Conformant Smelter

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	Conformant Smelter
Gold	Geib Refining Corporation	United States Of America	Conformant Smelter
Gold	GG Refinery Ltd.	Tanzania	Conformant Smelter
Gold	Gold by Gold Colombia	COLOMBIA	Conformant Smelter
Gold	Gold Coast Refinery	Ghana	Conformant Smelter
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant Smelter
Gold	Guangdong Hua Jian Trade Co., Ltd.	China	Conformant Smelter
Gold	Guangdong Jinding Gold Limited	China	Conformant Smelter
Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	China	Conformant Smelter
Gold	Hang Seng Technology	China	Conformant Smelter
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Conformant Smelter
Gold	Heimerle + Meule GmbH	Germany	Conformant Smelter
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA	Conformant Smelter
Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant Smelter
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Conformant Smelter
Gold	Hop Hing electroplating factory Zhejiang	China	Conformant Smelter
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL	Conformant Smelter
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Conformant Smelter
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	Conformant Smelter
Gold	Hung Cheong Metal Manufacturing Limited	China	Conformant Smelter
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	Conformant Smelter
Gold	Industrial Refining Company	Belgium	Non Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant Smelter
Gold	International Precious Metal Refiners	United Arab Emirates	Conformant Smelter
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant Smelter
Gold	Istanbul Gold Refinery	Turkey	Conformant Smelter
Gold	Italpreziosi	Italy	Conformant Smelter
Gold	JALAN & Company	India	Conformant Smelter
Gold	Japan Mint	Japan	Conformant Smelter
Gold	Jiangxi Copper Co., Ltd.	China	Conformant Smelter
Gold	Jin Jinyin Refining Co., Ltd.	China	Conformant Smelter
Gold	Jinlong Copper Co., Ltd.	China	Conformant Smelter

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Conformant Smelter
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant Smelter
Gold	JSC Uralelectromed	Russian Federation	Conformant Smelter
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant Smelter
Gold	K.A. Rasmussen	Norway	Conformant Smelter
Gold	Kaloti Precious Metals	United Arab Emirates	Non Conformant
Gold	Kazakhmys Smelting LLC	Kazakhstan	Conformant Smelter
Gold	Kazzinc	Kazakhstan	Conformant Smelter
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant Smelter
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant Smelter
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant Smelter
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	Conformant Smelter
Gold	Kosak Seiren	Japan	Conformant Smelter
Gold	Kundan Care Products Ltd.	India	Conformant Smelter
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Conformant Smelter
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	Conformant Smelter
Gold	L'azurde Company For Jewelry	Saudi Arabia	Conformant Smelter
Gold	Lingbao Gold Company Limited	China	Non Conformant
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Conformant Smelter
Gold	L'Orfebre S.A.	Andorra	Conformant Smelter
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	Conformant Smelter
Gold	LT Metal Ltd.	Korea, Republic Of	Conformant Smelter
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China	Conformant Smelter
Gold	Marsam Metals	Brazil	Conformant Smelter
Gold	Materion	United States of America	Conformant Smelter
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant Smelter
Gold	MD Overseas	India	Conformant Smelter
Gold	Metahub Industries Sdn. Bhd.	Malaysia	Conformant Smelter
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	Conformant Smelter
Gold	Metallix Refining Inc.	United States Of America	Conformant Smelter
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant Smelter
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant Smelter
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant Smelter
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant Smelter
Gold	Metalor USA Refining Corporation	United States of America	Conformant Smelter

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant Smelter
Gold	Mitsubishi Materials Corporation	Japan	Conformant Smelter
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant Smelter
Gold	MKS PAMP SA	SWITZERLAND	Conformant Smelter
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant Smelter
Gold	Modeltech Sdn Bhd	Malaysia	Conformant Smelter
Gold	Morris and Watson	New Zealand	Conformant Smelter
Gold	Morris and Watson Gold Coast	Australia	Conformant Smelter
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Conformant Smelter
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant Smelter
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant Smelter
Gold	NH Recytech Company	Korea, Republic Of	Conformant Smelter
Gold	Nihon Material Co., Ltd.	Japan	Conformant Smelter
Gold	Nohon Material Corporation	Japan	Conformant Smelter
Gold	Nyrstar Metals	UNITED STATES OF AMERICA	Conformant Smelter
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conformant Smelter
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant Smelter
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation	Conformant Smelter
Gold	Pease & Curren	United States of America	Conformant Smelter
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Conformant Smelter
Gold	Planta Recuperadora de Metales SpA	Chile	Conformant Smelter
Gold	Precious Metals Sales Corp.	United States of America	Conformant Smelter
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Conformant Smelter
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant Smelter
Gold	PX Précinox SA	Switzerland	Conformant Smelter
Gold	QG Refining, LLC	United States of America	Conformant Smelter
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant Smelter
Gold	Refinery of Seemine Gold Co., Ltd.	China	Conformant Smelter
Gold	REMONDIS PMR B.V.	Netherlands	Conformant Smelter
Gold	Republic Metals Corporation	United States of America	Conformant Smelter
Gold	Rio Tinto Group	Australia	Conformant Smelter
Gold	Royal Canadian Mint	Canada	Conformant Smelter

Gold	SAAMP	France	Conformant Smelter
Gold	Sabin Metal Corp.	United States Of America	Conformant Smelter
Gold	Safimet S.p.A	Italy	Conformant Smelter
Gold	SAFINA A.S.	Czechia	Conformant Smelter
Gold	Sai Refinery	India	Conformant Smelter
Gold	Sam Precious Metals	United Arab Emirates	Conformant Smelter
Gold	Samduck Precious Metals	Korea, Republic Of	Non Conformant
Gold	Samwon Metals Corp.	Korea, Republic Of	Conformant Smelter
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	Conformant Smelter
Gold	Sanmenxia Hengsheng science and technology, research and development Co., LTD	China	Conformant Smelter
Gold	SAXONIA Edelmetalle GmbH	Germany	Conformant Smelter
Gold	Schone Edelmetaal B.V.	Netherlands	Conformant Smelter
Gold	Sellem Industries Ltd.	Mauritania	Conformant Smelter
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant Smelter
Gold	Shan Dong Huangjin	CHINA	Conformant Smelter
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA	Conformant Smelter
Gold	Shandon Jin Jinyin Refining Limited	CHINA	Conformant Smelter
Gold	Shandong Guoda Gold Co., Ltd.	China	Conformant Smelter
Gold	Shandong Hengbang Smelter Co., Ltd.	CHINA	Conformant Smelter
Gold	Shandong Humon Smelting Co., Ltd.	China	Conformant Smelter
Gold	Shandong penglai gold smelter	China	Conformant Smelter
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Conformant Smelter
Gold	Shandong Yanggu Xiangguang Co., Ltd.	China	Conformant Smelter
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant Smelter
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	Conformant Smelter
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA	Conformant Smelter
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	Conformant Smelter
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	Conformant Smelter
Gold	Shirpur Gold Refinery Ltd.	India	Conformant Smelter
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant Smelter
Gold	Singway Technology Co., Ltd.	Taiwan	Non Conformant
Gold	Sino-Platinum Metals Co., Ltd.	CHINA	Conformant Smelter

Gold	Smelter not listed	GERMANY	Non Conformant
Gold	Smelter not listed	China	Non Conformant
Gold	Smelter not listed	CHINA	Non Conformant
Gold	So Accurate Group, Inc.	United States	Conformant Smelter
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant Smelter
Gold	Solar Applied Materials Technology Corp.	Taiwan	Conformant Smelter
Gold	Sovereign Metals	India	Conformant Smelter
Gold	Standard Bank	Hong Kong	Conformant Smelter
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	Conformant Smelter
Gold	Sudan Gold Refinery	Sudan	Non Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant Smelter
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	Conformant Smelter
Gold	Suntain Co., Ltd.	Taiwan	Conformant Smelter
Gold	Super Dragon Technology Co., Ltd.	China	Conformant Smelter
Gold	SuZhou ShenChuang recycling Ltd.	China	Conformant Smelter
Gold	T.C.A S.p.A	Italy	Conformant Smelter
Gold	TAIWAN TOTAI CO., LTD.	Taiwan	Conformant Smelter
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant Smelter
Gold	The Great Wall Gold and Silver Refinery of China	China	Conformant Smelter
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Conformant Smelter
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant Smelter
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Conformant Smelter
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Conformant Smelter
Gold	Torecom	Korea, Republic Of	Conformant Smelter
Gold	Tsai Brother industries	Taiwan	Conformant Smelter
Gold	Umicore Brasil Ltda.	Brazil	Conformant Smelter
Gold	Umicore Precious Metals Thailand	THAILAND	Non Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant Smelter
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant Smelter
Gold	Universal Precious Metals Refining Zambia	Zambia	Conformant Smelter
Gold	Valcambi S.A.	Switzerland	Conformant Smelter
Gold	Value Trading	Belgium	Conformant Smelter

Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	China	Conformant Smelter
Gold	WANG TING	China	Conformant Smelter
Gold	WEEEREFINING	France	Conformant Smelter
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant Smelter
Gold	WIELAND Edelmetalle GmbH	Germany	Conformant Smelter
Gold	Wuzhong Group	China	Conformant Smelter
Gold	Xiamen JInbo Metal Co., Ltd.	China	Conformant Smelter
Gold	Yamamoto Precision Metals	Japan	Conformant Smelter
Gold	Yamato Denki Ind. Co., Ltd.	Japan	Conformant Smelter
Gold	Yantai Zhaojin Lifu Precious Metals Co., Ltd.	China	Conformant Smelter
Gold	Yokohama Metal Co., Ltd.	Japan	Conformant Smelter
Gold	Yunnan Copper Industry Co., Ltd.	China	Non Conformant
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	China	Conformant Smelter
Gold	Zhaojun Maifu	China	Conformant Smelter
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China	Conformant Smelter
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	China	Conformant Smelter
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	China	Conformant Smelter
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant Smelter
Gold	Zhuhai toxic materials Monopoly Ltd.	China	Conformant Smelter
Gold	Zhuzhou Smelting Group Co., Ltd	China	Conformant Smelter
Tantalum	5D Production OU	Estonia	Conformant Smelter
Tantalum	AMG Brasil	Brazil	Conformant Smelter
Tantalum	AMG Mining Mibra Mine	Brazil	Conformant Smelter
Tantalum	ANHUI HERRMAN IMPEX CO.	CHINA	Conformant Smelter
Tantalum	Avon Specialty Metals Ltd.	UNITED KINGDOM	Conformant Smelter
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant Smelter
Tantalum	CP Metals Inc.	United States of America	Conformant Smelter
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant Smelter
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant Smelter

Tantalum	F&X Electro-Materials Ltd.	China	Conformant Smelter
Tantalum	FIR Metals & Resource Ltd.	China	Conformant Smelter
Tantalum	Global Advanced Metals	United States of America	Conformant Smelter
Tantalum	Global Advanced Metals Aizu	Japan	Conformant Smelter
Tantalum	Global Advanced Metals Boyertown	United States of America	Conformant Smelter
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conformant Smelter
Tantalum	H.C. Starck Group	Germany	Conformant Smelter
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant Smelter
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant Smelter
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant Smelter
Tantalum	Jiujiang Janny New Material Co., Ltd.	China	Conformant Smelter
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant Smelter
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant Smelter
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant Smelter
Tantalum	KEMET Blue Powder	United States of America	Conformant Smelter
Tantalum	KEMET Corp.	United States of America	Conformant Smelter
Tantalum	KEMET de Mexico	Mexico	Conformant Smelter
Tantalum	LSM Brasil S.A.	Brazil	Conformant Smelter
Tantalum	Materion Newton Inc.	United States of America	Conformant Smelter
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant Smelter
Tantalum	Mineracao Taboca SA	Brazil	Conformant Smelter
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant Smelter
Tantalum	Nantong Tongjie Electrical Co., Ltd.	China	Conformant Smelter

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant Smelter
Tantalum	NPM Silmet AS	ESTONIA	Conformant Smelter
Tantalum	Plansee SE	Austria	Conformant Smelter
Tantalum	Plansee SE Reutte	Austria	Conformant Smelter
Tantalum	PM Kalco Inc	United States of America	Conformant Smelter
Tantalum	Power Resources Ltd	NORTH MACEDONIA, REPUBLIC OF	Conformant Smelter
Tantalum	PowerX Ltd.	Rwanda	Conformant Smelter
Tantalum	PT Babel Inti Perkasa	Indonesia	Conformant Smelter
Tantalum	QSIL Metals Hermsdorf GmbH	GERMANY	Conformant Smelter
Tantalum	QuantumClean	United States of America	Conformant Smelter
Tantalum	Resind Indústria e Comércio Ltda.	Brazil	Conformant Smelter
Tantalum	RFH Recycling Metals Co., Ltd.	China	Conformant Smelter
Tantalum	Shanghai Jiangxi Metals Co., Ltd.	CHINA	Conformant Smelter
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant Smelter
Tantalum	Taike Technology (Suzhou) Co.,Ltd.	China	Conformant Smelter
Tantalum	Taki Chemicals	Japan	Conformant Smelter
Tantalum	TANIOBIS Co., Ltd.	THAILAND	Conformant Smelter
Tantalum	TANIOBIS GmbH	GERMANY	Conformant Smelter
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant Smelter
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant Smelter
Tantalum	Telex Metals	United States of America	Conformant Smelter
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant Smelter
Tantalum	ULVAC Inc.	Japan	Conformant Smelter

Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	China	Conformant Smelter
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	Conformant Smelter
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	China	Conformant Smelter
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Conformant Smelter
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	China	Conformant Smelter
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant Smelter
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	Conformant Smelter
Tin	American Iron and Metal	China	Conformant Smelter
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	Conformant Smelter
Tin	Arco Alloys	United States of America	Conformant Smelter
Tin	AURA-II	United States of America	Conformant Smelter
Tin	Aurubis Beerse	BELGIUM	Conformant Smelter
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant Smelter
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant Smelter
Tin	China Yunnan Tin Co Ltd.	China	Conformant Smelter
Tin	Chofu Works	JAPAN	Conformant Smelter
Tin	Cookson	United States of America	Conformant Smelter
Tin	Cooperativa Metalurgica de Rondonia Ltda.	Brazil	Conformant Smelter
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Conformant Smelter
Tin	CRM Synergies	SPAIN	Conformant Smelter
Tin	CV Ayi Jaya	Indonesia	Conformant Smelter
Tin	CV Dua Sekawan	Indonesia	Conformant Smelter
Tin	CV Makmur Jaya	Indonesia	Conformant Smelter
Tin	CV United Smelting	INDONESIA	Conformant Smelter
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant Smelter
Tin	Dai-ichi Seiko	Japan	Conformant Smelter
Tin	DONG GUAN SHI XI DA HAN XI PRODUCT CO., LTD	China	Conformant Smelter
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	Conformant Smelter
Tin	Dongguan City Xida Soldering Tin Products Co.	CHINA	Conformant Smelter
Tin	Dowa	Japan	Conformant Smelter

Tin	Dragon Silver Holdings Limited	China	Conformant Smelter
Tin	DS Myanmar	Myanmar	Conformant Smelter
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	Conformant Smelter
Tin	Elemetal Refining, LLC	United States of America	Conformant Smelter
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant Smelter
Tin	Estanho de Rondônia S.A.	Brazil	Conformant Smelter
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Conformant Smelter
Tin	Feinhutte Halsbrucke GmbH	GERMANY	Conformant Smelter
Tin	Fenix Metals	POLAND	Conformant Smelter
Tin	Fuji Metal Mining Corp.	Japan	Conformant Smelter
Tin	Furuuchi Chemical Corporation	Indonesia	Conformant Smelter
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.”	China	Conformant Smelter
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Conformant Smelter
Tin	Gejiu Jinye Mineral Company	CHINA	Conformant Smelter
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Non Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant Smelter
Tin	GEJIU YE LIAN CHANG	China	Conformant Smelter
Tin	Gejiu Yunxi Group Corp.	China	Conformant Smelter
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Non Conformant
Tin	Gold Bell Group	China	Conformant Smelter
Tin	Guang Xi Liu Xhou	CHINA	Conformant Smelter
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant Smelter
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	China	Conformant Smelter
Tin	Guangxi Nonferrous Metals Group	China	Conformant Smelter
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	China	Conformant Smelter
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Conformant Smelter
Tin	Hezhou Jinwei Tin Co., Ltd.	China	Conformant Smelter
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China	Conformant Smelter
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conformant Smelter
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Conformant Smelter

Tin	Hulterworth Smelter	China	Conformant Smelter
Tin	Jean Goldschmidt International	Belgium	Conformant Smelter
Tin	Jiang Jia Wang Technology Co.	China	Conformant Smelter
Tin	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	CHINA	Conformant Smelter
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Conformant Smelter
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant Smelter
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant Smelter
Tin	Ju Tai Industrial Co., Ltd.	China	Conformant Smelter
Tin	KARAS PLATING LTD	United Kingdom	Conformant Smelter
Tin	Kovohute Pribram nastupnicka, a. s.	Czech Republic	Conformant Smelter
Tin	LIAN JING	China	Conformant Smelter
Tin	Luna Smelter, Ltd.	RWANDA	Conformant Smelter
Tin	M/s ECO Tropical Resources	Singapore	Conformant Smelter
Tin	Ma An Shan Shu Guang Smelter Corp.	CHINA	Conformant Smelter
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	Conformant Smelter
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant Smelter
Tin	Malaysia Smelting Corporation (MSC)	China	Conformant Smelter
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant Smelter
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	Conformant Smelter
Tin	Materials Eco-Refining Co., Ltd.	Japan	Conformant Smelter
Tin	Medeko cast, s.r.o.	Slovakia	Conformant Smelter
Tin	Melt Metais e Ligas S/A	Brazil	Conformant Smelter
Tin	Metahub Industries Sdn. Bhd.	Malaysia	Conformant Smelter
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant Smelter
Tin	Metallo Spain S.L.U.	Spain	Conformant Smelter
Tin	Minchali Metal Industry Co., Ltd.	Taiwan	Conformant Smelter
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant Smelter
Tin	Ming Li Jia smelt Metal Factory	CHINA	Conformant Smelter
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant Smelter
Tin	Minsur	PERU	Conformant Smelter
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant Smelter
Tin	Modeltech Sdn Bhd	Malaysia	Conformant Smelter
Tin	Ney Metals and Alloys	UNITED STATES OF AMERICA	Conformant Smelter

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	Conformant Smelter
Tin	Nihon Superior Co., Ltd.	China	Conformant Smelter
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	Conformant Smelter
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant Smelter
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant Smelter
Tin	Old City Metals Processing Co., Ltd.	China	Conformant Smelter
Tin	OMODEO A. E S. METALLEGHE SRL	Italy	Conformant Smelter
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant Smelter
Tin	Pan Light Corporation	Taiwan	Conformant Smelter
Tin	Pongpipat Company Limited	Myanmar	Non Conformant
Tin	Precious Minerals and Smelting Limited	India	Conformant Smelter
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant Smelter
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant Smelter
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant Smelter
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant Smelter
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant Smelter
Tin	PT Bangka Prima Tin	Indonesia	Conformant Smelter
Tin	PT Bangka Serumpun	Indonesia	Conformant Smelter
Tin	PT Bangka Tin Industry	INDONESIA	Conformant Smelter
Tin	PT Belitung Industri Sejahtera	Indonesia	Conformant Smelter
Tin	PT Bukit Timah	INDONESIA	Conformant Smelter
Tin	PT Cipta Persada Mulia	INDONESIA	Conformant Smelter
Tin	PT DS Jaya Abadi	Indonesia	Conformant Smelter
Tin	PT Inti Stania Prima	INDONESIA	Conformant Smelter
Tin	PT Kijang Jaya Mandiri	INDONESIA	Conformant Smelter
Tin	PT Koba Tin	Indonesia	Conformant Smelter
Tin	PT Lautan Harmonis Sejahtera	Indonesia	Conformant Smelter
Tin	PT Masbro Alam Stania	INDONESIA	Conformant Smelter
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant Smelter
Tin	PT Mitra Stania Prima	Indonesia	Conformant Smelter
Tin	PT Mitra Sukses Globalindo	Indonesia	Conformant Smelter
Tin	PT Panca Mega Persada	Indonesia	Conformant Smelter
Tin	PT Premium Tin Indonesia	Indonesia	Conformant Smelter
Tin	PT Prima Timah Utama	INDONESIA	Conformant Smelter
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	Conformant Smelter
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant Smelter
Tin	PT Rajehan Ariq	INDONESIA	Conformant Smelter
Tin	PT Refined Bangka Tin	Indonesia	Conformant Smelter
Tin	PT Refined Bangka Tin	INDONESIA	Conformant Smelter
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant Smelter

Tin	PT Singkep Times Utama	Indonesia	Conformant Smelter
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant Smelter
Tin	PT Sukses Inti Makmur	Indonesia	Conformant Smelter
Tin	PT Sumber Jaya Indah	Indonesia	Conformant Smelter
Tin	PT Timah Nusantara	Indonesia	Conformant Smelter
Tin	PT Timah Tbk	Indonesia	Conformant Smelter
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant Smelter
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant Smelter
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant Smelter
Tin	PT Tirus Putra Mandiri	Indonesia	Conformant Smelter
Tin	PT Tommy Utama	Indonesia	Conformant Smelter
Tin	PT Yinchendo Mining Industry	Indonesia	Conformant Smelter
Tin	Resind Indústria e Comércio Ltda.	Brazil	Conformant Smelter
Tin	Rian Resources SDN. BHD.	Malaysia	Conformant Smelter
Tin	Rui Da Hung	Taiwan	Conformant Smelter
Tin	Sandvik Material Technology	Malaysia	Conformant Smelter
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA	Conformant Smelter
Tin	Shanghai Gold Exchange	Brazil	Conformant Smelter
Tin	ShangHai YueQiang Metal Products Co., LTD	China	Conformant Smelter
Tin	Shangrao Xuri Smelting Factory	CHINA	Conformant Smelter
Tin	Shen Mao Solder (M) Sdn. Bhd	China	Conformant Smelter
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA	Conformant Smelter
Tin	Shenzhen Yi Cheng Industrial	China	Conformant Smelter
Tin	Sichuan Guanghan Jiangnan casting smelters	CHINA	Conformant Smelter
Tin	Sigma Tin Alloy Co., Ltd.	China	Conformant Smelter
Tin	Sincemat Co, Ltd.	China	Conformant Smelter
Tin	Sizer Metals PTE Ltd	Singapore	Conformant Smelter
Tin	Smelter not listed	INDONESIA	Non Conformant
Tin	Smelter not listed	Indonesia	Non Conformant
Tin	Smelter not listed	CHINA	Non Conformant
Tin	Smelter not listed	JAPAN	Non Conformant
Tin	Smelter not listed	RUSSIAN FEDERATION	Non Conformant
Tin	Smelter not listed	Indonesia	Non Conformant
Tin	Soft Metais Ltda.	Brazil	Conformant Smelter
Tin	Solder Court Ltd.	China	Conformant Smelter
Tin	Spectro Alloys Corp.	United States of America	Conformant Smelter
Tin	Super Ligas	Brazil	Conformant Smelter
Tin	Suzhou Nuonengda Chemical Co., Ltd.	China	Conformant Smelter
Tin	Taicang City Nancang Metal Material Co., Ltd.	China	Conformant Smelter

Tin	Taiwan high-tech Co., Ltd.	Taiwan	Conformant Smelter
Tin	Taiwan Huanliang	Taiwan	Conformant Smelter
Tin	Taiwan's lofty Enterprises Ltd.	Taiwan	Conformant Smelter
Tin	TCC steel	China	Conformant Smelter
Tin	TENNANT METAL PTY LTD.	China	Conformant Smelter
Tin	Tennessee Aluminum Processors	United States of America	Conformant Smelter
Tin	Thailand Mine Factory	Thailand	Conformant Smelter
Tin	Thaisarco	THAILAND	Conformant Smelter
Tin	Three green surface technology limited company	China	Conformant Smelter
Tin	Tianshui Ling Bo Technology Co., Ltd.	China	Conformant Smelter
Tin	TIN PLATING GEJIU	China	Conformant Smelter
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Conformant Smelter
Tin	Tin Technology & Refining	United States of America	Conformant Smelter
Tin	TONG LONG	China	Conformant Smelter
Tin	Tongding Group	Bolivia	Conformant Smelter
Tin	Top-Team Technology (Shenzhen) Ltd.	China	Conformant Smelter
Tin	Tosoh	Japan	Conformant Smelter
Tin	TRATHO Metal Quimica	Brazil	Conformant Smelter
Tin	Triumph Northwest	China	Conformant Smelter
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	Conformant Smelter
Tin	Umicore SA Business Unit Precious Metals Refining	China	Conformant Smelter
Tin	UNI BROS METAL PTE LTD	China	Conformant Smelter
Tin	UNIFORCE METAL INDUSTRIAL CORP.	United States of America	Conformant Smelter
Tin	Univertical International (Suzhou) Co., Ltd	United States of America	Conformant Smelter
Tin	Untracore Co., Ltd.	Thailand	Conformant Smelter
Tin	VQB Mineral and Trading Group JSC	Viet Nam	Non Conformant
Tin	WELLEY	Taiwan	Conformant Smelter
Tin	Westmetall GmbH & Co.KG	Germany	Conformant Smelter
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant Smelter
Tin	WUJIANG CITY LUXE TIN FACTORY	China	Conformant Smelter
Tin	WUXI YUNXI SANYE SOLDER FACTORY	China	Conformant Smelter
Tin	Xiamen Golden Egret Special Alloy Co. Ltd.	United States of America	Conformant Smelter
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China	Conformant Smelter

Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China	Conformant Smelter
Tin	Xianghualing Tin Industry Co., Ltd.	China	Conformant Smelter
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	China	Conformant Smelter
Tin	XURI	China	Conformant Smelter
Tin	Yan Nan Xi Ye Electrical Limited	China	Conformant Smelter
Tin	Yifeng Tin	China	Conformant Smelter
Tin	Yiquan Manufacturing	China	Conformant Smelter
Tin	Yuecheng Tin Co., Ltd.	China	Conformant Smelter
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant Smelter
Tin	Yunnan Chengo Electric Smelting Plant	China	Conformant Smelter
Tin	Yunnan Copper Zinc Industry Co., Ltd.	China	Conformant Smelter
Tin	Yunnan Dian'xi Tin Mine	United States of America	Conformant Smelter
Tin	Yunnan Geiju Smelting Corp.	China	Conformant Smelter
Tin	YunNan Gejiu Yunxin Electrolyze Limited	China	Conformant Smelter
Tin	Yunnan Industrial Co., Ltd.	China	Conformant Smelter
Tin	Yunnan Malipo Baiyi Kuangye Co.	China	Conformant Smelter
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Conformant Smelter
Tin	Zhangzhou Hiromi Non-ferrous Metals Co., Ltd.	China	Conformant Smelter
Tin	Zhangzhou Xiangcheng Hongyu Building	United States of America	Conformant Smelter
Tin	Zhongshan Jinye Smelting Co.,Ltd	China	Conformant Smelter
Tin	ZhongShi	United States of America	Conformant Smelter
Tin	Zhuhai Horyison Solder Co., Ltd.	China	Conformant Smelter
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant Smelter
Tungsten	ACL Metais Eireli	Brazil	Conformant Smelter
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	Conformant Smelter
Tungsten	Alta Group	Indonesia	Conformant Smelter
Tungsten	Artek LLC	RUSSIAN FEDERATION	Conformant Smelter
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Conformant Smelter
Tungsten	Atlantic Metals	Indonesia	Conformant Smelter
Tungsten	Avon Specialty Metals Ltd	United Kingdom	Conformant Smelter
Tungsten	Beijing Zenith Materials	Indonesia	Conformant Smelter
Tungsten	China Minmetals Non-ferrous Metals Holding Co., Ltd.	China	Conformant Smelter

Tungsten	China Molybdenum Tungsten Co., Ltd.	China	Conformant Smelter
Tungsten	China National Non Ferrous	China	Conformant Smelter
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant Smelter
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Conformant Smelter
Tungsten	CP Metals Inc.	United States of America	Conformant Smelter
Tungsten	Cronimet Brasil Ltda	Brazil	Conformant Smelter
Tungsten	CWB Materials	Indonesia	Conformant Smelter
Tungsten	Daido Steel	Japan	Conformant Smelter
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF	Conformant Smelter
Tungsten	Duoluoshan	China	Conformant Smelter
Tungsten	Electroloy Metal Pte	Indonesia	Conformant Smelter
Tungsten	Fort Wayne Wire Die, Inc.	Indonesia	Conformant Smelter
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	Conformant Smelter
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant Smelter
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	Conformant Smelter
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA	Conformant Smelter
Tungsten	Ganzhou Grand Sea W & Mo Group Co., Ltd.	Indonesia	Conformant Smelter
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Conformant Smelter
Tungsten	Ganzhou Hongfei Materials Co.	Indonesia	Conformant Smelter
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant Smelter
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant Smelter
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant Smelter
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	China	Conformant Smelter
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	Conformant Smelter
Tungsten	Global Tungsten & Powders Corp.	United States of America	Conformant Smelter
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant Smelter
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant Smelter
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	Conformant Smelter
Tungsten	HC Starck GmbH	Germany	Conformant Smelter
Tungsten	Heraeus Precious Metals GmbH & Co. KG	Indonesia	Conformant Smelter
Tungsten	Hitachi	China	Conformant Smelter
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	Conformant Smelter

Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China	Conformant Smelter
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Conformant Smelter
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China	Conformant Smelter
Tungsten	Hunan Jintai New Material Co., Ltd.	China	Non Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	Conformant Smelter
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	Conformant Smelter
Tungsten	Hydrometallurg, JSC	Russian Federation	Conformant Smelter
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant Smelter
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant Smelter
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant Smelter
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Conformant Smelter
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant Smelter
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	China	Conformant Smelter
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant Smelter
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant Smelter
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	Conformant Smelter
Tungsten	JX Nippon Mining & Metals Co., Ltd.	United States of America	Conformant Smelter
Tungsten	Kanto Denka Kogyo Co., Ltd.	Thailand	Conformant Smelter
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam	Conformant Smelter
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant Smelter
Tungsten	Kennametal Huntsville	United States of America	Conformant Smelter
Tungsten	KGETS Co., Ltd.	Korea, Republic Of	Conformant Smelter
Tungsten	KIHONG T & G	Brazil	Conformant Smelter
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	Conformant Smelter
Tungsten	Lianyou Resources Co., Ltd.	Taiwan	Conformant Smelter
Tungsten	LLC Vostok	Russian Federation	Conformant Smelter
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant Smelter
Tungsten	Masan High-Tech Materials	VIET NAM	Conformant Smelter
Tungsten	Mehra Ferro-Alloys Pvt. Ltd.	India	Conformant Smelter

Tungsten	Midwest Tungsten Wire Co.	Indonesia	Conformant Smelter
Tungsten	Mitsubishi Materials Corporation	Indonesia	Conformant Smelter
Tungsten	Moliren Ltd.	Russian Federation	Conformant Smelter
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM	Conformant Smelter
Tungsten	Nanchang Cemented Carbide Limited Liability Company	Indonesia	Conformant Smelter
Tungsten	Niagara Refining LLC	United States of America	Conformant Smelter
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	Conformant Smelter
Tungsten	OOO “Technolom” 1	Russian Federation	Conformant Smelter
Tungsten	OOO “Technolom” 2	Russian Federation	Conformant Smelter
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant Smelter
Tungsten	Plansee Composite Materials GmbH	Germany	Conformant Smelter
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	Conformant Smelter
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	Conformant Smelter
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Conformant Smelter
Tungsten	TaeguTec Ltd.	Korea, Republic Of	Conformant Smelter
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant Smelter
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	Conformant Smelter
Tungsten	Toshiba Material Co., Ltd.	Japan	Conformant Smelter
Tungsten	Tungsten Diversified Industries LLC	United States of America	Conformant Smelter
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM	Conformant Smelter
Tungsten	Unecha Refractory metals plant	Russian Federation	Conformant Smelter
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam	Conformant Smelter
Tungsten	Wolfram Bergbau und Hütten AG	Austria	Conformant Smelter
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic Of	Conformant Smelter
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant Smelter
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant Smelter
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant Smelter
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Conformant Smelter
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	Conformant Smelter

Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	China	Conformant Smelter
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	China	Conformant Smelter